                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 22, 1998
                                                          -------------

                       CBL & Associates Properties, Inc.
        --------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

            1-12494                                    62-1545718
         -------------                              ----------------
    (Commission File Number)              (I.R.S. Employer Identification No.)


                          6148 Lee Highway, Suite 300
                         Chattanooga, Tennessee  37421
        --------------------------------------------------------------
                   (Address of principal executive offices)


       Registrant's telephone number, including area code:(423) 855-0001


                                 Not Applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

On June 22, 1998, CBL & Associates Properties, Inc. (the "Company") and CBL & Associates Limited Partnership executed a master Underwriting Agreement (the "Underwriting Agreement") in connection with the Company's Registration Statement on Form S-3 (Securities Act File No. 333-47041) (the "Registration Statement"), pursuant to which the Company may from time to time offer (i) one or more series of its preferred stock, (ii) shares of its common stock and (iii) warrants to purchase its common stock with an aggregate public offering price of up to $350 million. A copy of the Underwriting Agreement is attached hereto as
Exhibit 1 and is incorporated herein by reference.

On June 23, 1998, the Company filed with the Securities and Exchange Commission, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the Company's Prospectus Supplement, dated June 22, 1998, and the accompanying Prospectus, dated March 23, 1998, relating to an offering of 2,500,000 shares of the Company's 9.0% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"). A copy of the Certificate of Designations, Number, Voting Powers, Preferences and Rights of the Series A Preferred Stock is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses being acquired:
          Not Applicable.

     (b)  Pro forma financial information: Not Applicable.

     (c)  Exhibits:

          1 Underwriting Agreement dated June 22, 1998 by the Company and CBL & Associates Limited Partnership

          3.1 Form of Certificate of Designations of the Company's 9.0% Series A Cumulative Redeemable Preferred Stock

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CBL & ASSOCIATES PROPERTIES, INC.


Dated: June 24, 1998                           By:  /s/ John N. Foy
                                                   -------------------------
                                                   John N. Foy
                                                   Executive Vice President and
                                                   Chief Financial Officer